UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

May 13, 2021

PORCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 1st Avenue South, Suite 300
Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(855) 767-2400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the Staff of the Securities and Exchange Commission (the “SEC”) released a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (the “SEC Statement”) informing market participants that warrants issued by special purpose acquisition companies may require classification as a liability of the entity measured at fair value, with changes in fair value each period reported in earnings.

After considering the SEC Statement, Porch Group, Inc. (the “Company”) re-evaluated its historical accounting for the public warrants (the “Public Warrants”) and private placement warrants (the “Private Warrants” and together with the Public Warrants, the “Warrants”) issued in connection with the initial public offering of PropTech Acquisition Corporation (“PTAC”) and recorded to the Company’s consolidated financial statements as a result of the Company’s merger with PTAC (the “Merger”) and the reverse recapitalization that occurred on December 23, 2020. At that time, the Warrants were presented within equity and did not impact any reporting periods prior to the Merger. The Company has concluded that the Private Warrants do not meet the conditions to be classified within equity under the SEC Statement and should be presented as a liability measured at fair value, with changes in fair value each period reported in earnings.

On May 13, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”) of Company, after discussion with management, Ernst & Young LLP, its independent registered public accounting firm, its valuation firm, and its legal advisors, concluded that the Company’s previously issued consolidated financial statements, as of and for the year ended December 31, 2020, included in our Annual Report on Form 10-K filed on March 31, 2021 should be restated to reflect the impact of the SEC Statement, and accordingly, should no longer be relied upon. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company’s financial position or results as of and for the year ended December 31, 2020 (the “Affected Period”) should no longer be relied upon.

The Company intends to promptly file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K/A”) reflecting the restatement of its historical financial results for the Affected Period to reflect the classification of the Private Warrants as liabilities (the “Restatement”). The Company will file the Form 10-K/A prior to the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. As a result of the determination that the Private Warrants were improperly accounted for as equity for the Affected Period and that the Form 10-K/A is required to be filed to correctly classify the Private Warrants as liabilities in the financial statements for the Affected Period, the Company’s management has reassessed the effectiveness of its disclosure controls and procedures and internal controls over financial reporting as of December 31, 2020. The Company’s management has concluded that the restatement represents a second material weakness in addition to its previously disclosed material weakness. As such, the Company’s remediation plan will be expanded to address this second matter to improve the process and controls in the determination of the appropriate accounting and classification of our financial instruments and key agreements.

As a result of the Restatement, the Company expects to recognize incremental non-operating expense related to (1) transaction costs of $3.7 to $4.0 million, (2) other immaterial expenses, and (3) change in fair value of private warrant liability of approximately $2.5 million in other income. The Company expects that there will be no impact to its historically reported cash and cash equivalents, or cash flows from operating, investing or financing activities. All estimates contained in this report are subject to change as management completes the Form 10-K/A, and the Company’s independent registered public accounting firm has not audited or reviewed these estimates or ranges. An audit of annual financial statements could result in material changes to these estimates. Further details and remediation plans will be included in the Company’s Form 10-K/A.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Ernst & Young LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Martin L. Heimbigner
	Name:	Martin L. Heimbigner
	Title:	Chief Financial Officer

Date: May 14, 2021